UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

RENN Fund, Inc.

(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RENN Fund, Inc.
8080 North Central Expressway, Suite 210, LB 59
Dallas, Texas 75206-1857

Dear Shareholder:

Important information regarding the annual shareholders meeting of RENN Fund, Inc. (the “Fund”) is enclosed. We encourage you to review it carefully.

On April 5, 2016, the Board of Directors (the “Board” or the “Directors”) announced that it had approved a proposal to liquidate and dissolve the Fund. Therefore, at the annual meeting, the shareholders of the Fund will be asked to consider and vote upon a proposal to liquidate and dissolve the Fund and will be asked to elect directors of the Fund.

If shareholders approve the plan of liquidation and dissolution, the Fund would distribute available cash and securities after making reasonable provision for known and potential liabilities, obligations, and expenses of the Fund.

While the proposal to liquidate and dissolve the Fund is discussed in much greater detail in the enclosed Proxy Statement, which we urge you to review carefully, we have prepared answers to what we anticipate may be some of your questions regarding the liquidation proposal on the next few pages.

For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote FOR the proposal to liquidate and dissolve the Fund and FOR the proposal to elect two directors. Please use the enclosed proxy card to authorize the named proxies to cast your votes TODAY by signing, dating, and returning your proxy card in the enclosed postage-paid envelope. You may also have the ability to submit a proxy by telephone or internet; please consult the enclosed proxy card or voting instruction form for further guidance.

On behalf of the Fund, I thank you for your continued support.

Sincerely,

Russell Cleveland

President, CEO, and CFO of the Fund

May 9, 2016

Some Questions and Answers Regarding the Proposed Liquidation and Dissolution

By its nature, the following “Questions and Answers” section is a summary and is not intended to be as detailed as the discussion found later in the materials. For that reason, the information below is qualified in its entirety by reference to the attached Proxy Statement and the Plan of Liquidation and Dissolution, which is appended to it as Exhibit A.

What factors did the Board consider in determining to recommend the Liquidation Proposal?

The Board of Directors (the “Board”) of RENN Fund, Inc. (the “Fund”), after careful deliberation and a thorough review of the available alternatives and circumstances, and based upon the recommendation of RENN Capital Group, Inc. (“RENN Group”), the Fund’s investment adviser, determined that approving and recommending to the shareholders a proposal to liquidate and dissolve the Fund (the “Liquidation Proposal”) would be in the best interests of the Fund and its shareholders. The Board has unanimously adopted and approved a Plan of Liquidation and Dissolution (the “Plan”) subject to the approval of the Fund’s shareholders at the 2016 annual meeting of shareholders (the “Annual Meeting”). The Board weighed a variety of factors, including (in no particular order):

•	the Board recognizes that the Fund does not have sufficient assets to economically continue as a fund. The expenses of the Fund are too high for the Fund to continue to operate economically;
•	anticipated benefits to all shareholders that would result from liquidation, particularly the return of the net asset value of the Fund’s shares to shareholders in the form of distributions of cash and securities;
•	the Board notes that the Fund has been trading at a significant discount to its net asset value for an extended period of time;
•	the recommendation of the Fund’s investment adviser and its management team; and
•	possible alternatives to liquidation.

Based on these considerations, among others, on balance, the Board–consistent with the recommendation of Fund management–determined that liquidation and dissolution would be the best option.

The Board recognizes that liquidation and dissolution is an extraordinary action, and it does not make this proposal lightly.

However, given the totality of the circumstances outlined above, the Board believes that liquidation and dissolution would be in the best interests of the Fund and its shareholders. In recommending liquidation and dissolution, the Board is also mindful of the knowledge and experience of RENN Group, which it believes is well positioned to enable shareholders to realize the best value for their shares in an orderly liquidation.

If the Liquidation Proposal is approved at the Annual Meeting, what will happen next?

If the Liquidation Proposal is approved by shareholders, management will proceed to liquidate and dissolve the Fund through distributions of cash and securities to its shareholders. The Plan would become effective as of the date of its approval by shareholders. As soon as reasonably practicable, the Board would determine a “cessation date” after which the Fund would cease its business as an investment company and would not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all liabilities and obligations, and distributing its remaining assets to shareholders.

On the cessation date, the Fund’s books will be closed with respect to the Fund’s common shareholders and the Fund’s common stock will no longer be transferable and will cease to be traded on the NYSE MKT, LLC (the “Exchange”). The cessation date will also serve as the record date for purposes of determining the shareholders entitled to receive the final distribution(s) of the Fund’s remaining assets in connection with the liquidation.

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What happens if the Liquidation Proposal does not receive enough votes for approval at the Annual Meeting?

If there are not enough votes to approve any proposal at the Annual Meeting, the shareholders who are represented may adjourn the Annual Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought to permit the further solicitation of proxies. If the Liquidation Proposal is not approved at the Annual Meeting or any adjournment, the Fund will not be dissolved and the Board will consider what action should be taken in the best interests of the shareholders.

Who is eligible to vote on the Liquidation Proposal?

Holders of common stock of record as of the close of business on Wednesday, May 11, 2016, are entitled to vote at the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” the Liquidation Proposal.

What vote is required to approve the Liquidation Proposal?

The approval of the Liquidation Proposal requires the affirmative vote of the holders of a majority of the Fund’s outstanding shares.

How would liquidation and dissolution affect the Fund and my investment?

If the Liquidation Proposal is approved by the Fund’s shareholders, the Fund’s assets, after the Fund pays or sets aside reserves for the payment of liabilities, will be distributed to the Fund’s shareholders, and the Fund will be dissolved pursuant to the Plan. Liquidating distributions will include cash and securities and may include multiple distributions, as and when authorized by the Board. The Plan provides for a liquidation period ending no later than June 30, 2017, subject to extension in the event of unforeseen circumstances. Shareholders should carefully read and consider the discussion of this proposal and the Plan in the Proxy Statement.

Where do I find further information about the Liquidation Proposal?

Further information about the Liquidation Proposal, including the tax implications of the proposed liquidation and dissolution of the Fund, is contained in the attached Proxy Statement.

What are the federal income tax implications for shareholders if the Fund is liquidated?

For U.S. federal income tax purposes, the liquidation of the Fund will generally be treated as a taxable event with respect to shareholders that hold shares in a taxable account. Each shareholder who receives one or more liquidating distributions will generally recognize gain (or loss) for federal income tax purposes equal to the amount by which the liquidating distribution(s) exceeds (or is less than) the shareholder’s tax basis in his or her shares of Common Stock. For more information, please see “Tax consequences of liquidation and dissolution” in the attached Proxy Statement.

Why am I also being asked to approve the election of two directors?

Shareholders are also being asked to approve the election of the Class Three directors. The term of the current Class Three directors would otherwise expire after the June 2016 Annual Meeting if they were not re-elected. It is anticipated that, if the proposals are approved, the Class Three directors would serve an abbreviated term that would expire, along with the terms of the Class One and Class Two directors, when the Fund is liquidated and dissolved.

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RENN Fund, Inc.
8080 North Central Expressway, Suite 210, LB 59
Dallas, Texas 75206-1857

________________________

NOTICE OF Annual MEETING OF SHAREHOLDERS

TO BE HELD ON June 30, 2016

__________________

To The Shareholders of RENN Fund, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of RENN Fund, Inc., a Texas corporation (the “Fund”), will be held at the offices of Thompson & Knight, LLP, One Arts Plaza, 1722 Routh Street, Suite 1500, Dallas, Texas 75201 on Thursday, June 30, 2016, at 10:00 a.m., Central Daylight Savings time, for the following purposes:

(1)	to approve a Plan of Liquidation and Dissolution, the complete liquidation of the Fund’s net assets and the dissolution of the Fund, and each other action and transaction contemplated by the Plan that may require the specific approval of the shareholders under the Texas Business Organizations Code (“TBOC”) or federal securities laws and regulations;
(2)	to elect Russell Cleveland and Ernest C. Hill as Class Three Directors of the Fund, each of whom is to hold office for a term of three (3) years or until his successor is elected and qualified (if shareholders approve the preceding proposal to liquidate the Fund, such directors’ terms would expire earlier when the Fund is liquidated and dissolved); and
(3)	to transact any and all other business that may properly be presented at the Annual Meeting or any adjournment(s).

The close of business on May 11, 2016, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment. The enclosed proxy is being solicited on behalf of the Board.

You are cordially invited to attend the Annual Meeting. You may vote your shares: (1) in person at the Annual Meeting; (2) by telephone; (3) via the Internet; or (4) by completing, signing, dating, and returning the accompanying proxy card in the enclosed, self-addressed, postage-paid envelope. Specific instructions for voting by telephone or via the Internet are on the accompanying proxy card. Prompt response by our shareholders will reduce the time and expense of solicitation. To ensure proper representation at the Annual Meeting, please complete, sign, date, and return the proxy card in the enclosed, self-addressed envelope.

You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your vote, you may do so by voting in person at the Annual Meeting. Even if you vote your shares prior to the Annual Meeting, you still may attend the Annual Meeting and vote your shares in person.

By Order of the Board of Directors

/s/ LYNNE MARIE SIMON

Lynne Marie Simon,

Corporate Secretary

Dallas, Texas
May 9, 2016

Important Notice Regarding the Availability of Proxy Materials

for the ANNUAL Meeting OF ShareholderS to be Held on JUNE 30, 2016:

The Proxy Statement and Annual Report to Shareholders are available at www.rencapital.com/renn_global.php.

RENN FUND, INC.

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
To Be Held On Thursday, June 30, 2016

SOLICITATION OF PROXIES

This Proxy Statement is being furnished to the shareholders of RENN Fund, Inc., a Texas corporation (the “Fund”). The Fund’s Board of Directors is soliciting proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, June 30, 2016, at the offices of Thompson & Knight, LLP, One Arts Plaza, 1722 Routh Street, Suite 1500, Dallas, Texas 75201, at 10:00 a.m., Central Daylight Savings time, and at any adjournment(s). If you need directions to the meeting site, you may call RENN Capital Group at (214) 891-8294. This Proxy Statement is being sent to shareholders on or about May 23, 2016.

The accompanying proxy card is designed to permit each shareholder to vote for or against, or to abstain from voting on, the proposals described in this Proxy Statement. When a shareholder’s executed proxy card specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no specifications are made, then the proxy will be voted by the persons serving as proxies at the Annual Meeting FOR the proposals:

(i)	to approve a Plan of Liquidation and Dissolution (the “Plan”), the complete liquidation of the Fund’s net assets and the dissolution of the Fund, and each other action and transaction contemplated by the Plan that may require the specific approval of the shareholders under the TBOC or federal securities laws and regulations; and

(ii)	to elect Russell Cleveland and Ernest C. Hill as Class Three Directors of the Fund, each of whom is to hold office for a term of three (3) years or until his successor is elected and qualified (if shareholders approve the preceding proposal to liquidate the Fund, such directors’ terms would expire earlier when the Fund is liquidated and dissolved).

The Board of Directors encourages the shareholders to attend the Annual Meeting in person. Executing and returning the accompanying proxy card will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has given a proxy has the right to revoke it at any time before it is voted by giving written notice of revocation prior to June 1, 2016, to Corporate Secretary, RENN Fund, Inc., 8080 North Central Expressway, Suite 210, LB 59, Dallas, Texas 75206-1857 or between June 1, 2016, and the date of the meeting to Corporate Secretary, RENN Fund, Inc., 11520 North Central Expressway, Forest Central One, Suite 162, Dallas, Texas 75243, by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting in person. No revocation notice or later-dated proxy, however, will be effective until received by the Fund at, or prior to, the Annual Meeting. Revocation will not affect a vote on any matters taken prior to the receipt of the revocation. Mere attendance at the Annual Meeting will not by itself revoke the proxy.

In addition to soliciting proxies by mail, officers and directors of the Fund and officers, directors, and employees of RENN Capital Group, Inc., the investment adviser to the Fund (the “Adviser”), may solicit the return of proxies by personal interview, mail, telephone, and facsimile. These persons will not receive additional compensation for their services, but will be reimbursed for out-of-pocket expenses. After the date of this Proxy Statement, but prior to the date of the Annual Meeting, the Fund may engage a proxy solicitation firm at a cost to be negotiated. Brokerage houses and other custodians, nominees, and fiduciaries will be requested by the Fund to forward solicitation material to the beneficial owners of shares. The Fund will pay all costs of solicitation.

The Fund’s Annual Report to Shareholders for the 2015 fiscal year was mailed to all shareholders who are entitled to vote at the Annual Meeting for their review and reference. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material. You may retrieve a copy of the Fund’s proxy

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materials and/or a copy of the Annual Shareholders Report for the year ended December 31, 2015, from the Fund’s website at www.rencapital.com/renn_global.php, or you may call American Stock Transfer at (718) 921-8200, Extension 6856, and request that a copy be mailed to you free of charge.

The Fund’s principal offices are located at 8080 North Central Expressway, Suite 210, LB 59, Dallas, Texas 75206-1857, and its telephone number is (214) 891-8294. Effective June 1, 2016, the Fund’s principal offices will be 11520 North Central Expressway, Forest Central One, Suite 162, Dallas, Texas 75243.

PURPOSES OF THE MEETING

At the Annual Meeting, Shareholders will consider and vote upon the following matters:

(1)	to approve a Plan of Liquidation and Dissolution, the complete liquidation of the Fund’s net assets and the dissolution of the Fund, and each other action and transaction contemplated by the Plan that may require the specific approval of the shareholders under the TBOC or federal securities laws and regulations (the “Liquidation Proposal”);
(2)	to elect Russell Cleveland and Ernest C. Hill as Class Three Directors of the Fund, each of whom is to hold office for a term of three (3) years or until his successor is elected and qualified (if shareholders approve the preceding proposal to liquidate the Fund, such directors’ terms would expire earlier when the Fund is liquidated and dissolved); and
(3)	to transact any and all other business that may properly be presented at the Annual Meeting or any adjournment(s).

RECORD DATE AND SHARE OWNERSHIP

The close of business on May 11, 2016, has been fixed as the record date (the “Record Date”) for determining shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment. At the close of business on the Record Date, the Fund had outstanding 4,463,967 shares of common stock held by approximately [___] registered owners and [___] beneficial owners.

QUORUM REQUIRED

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of all the shares entitled to vote at the Annual Meeting will constitute a quorum. Abstentions will not be treated as shares present for quorum purposes. Broker shares for which the broker has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals (which are considered “Broker Non-Votes” with respect to such proposals) will be treated as shares present for quorum purposes.

If a quorum is not present at the Annual Meeting, the shareholders who are represented may adjourn the Annual Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

VOTE REQUIRED

Each share of common stock of the Fund is entitled to one vote. The common stock is the only class of securities of the Fund entitled to vote at the Annual Meeting. A shareholder is entitled to vote all shares of common stock held of record at the close of business on the Record Date, in person or by proxy, at the Annual Meeting. There are no cumulative voting rights. All votes will be tabulated by the Inspector of Elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Approval of the Plan of Liquidation and Dissolution. The affirmative vote of the holders of a majority of the outstanding shares of the Fund is required to approve the Liquidation Proposal. Broker non-votes and abstentions will have the effect of a vote against this proposal.

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Approval of the election of the Class Three Directors. The affirmative vote of a majority of the votes cast at the Annual Meeting is sufficient to elect Russell Cleveland and Ernest C. Hill as Class Three Directors. Broker non-votes and abstentions will not be considered votes cast, and therefore will have no effect on the outcome of the election.

Additional solicitation. If there are not enough votes to approve any proposals at the Annual Meeting, the shareholders who are represented may adjourn the Annual Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought to permit the further solicitation of proxies.

Also, a shareholder vote may be taken on any of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal.

VOTING ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE

In lieu of mailing in the proxy card, shareholders whose shares are registered in their own names may vote either via the Internet or by telephone. Specific instructions to be followed by any registered shareholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the Broadridge Investor Communications Services online program, which provides eligible street-name shareholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in that program, they will furnish you with a proxy card with instructions. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the self-addressed, postage-paid envelope provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Fund with respect to beneficial ownership of the Fund’s common stock as of May 9, 2016, for: (i) all persons who are beneficial owners of more than 5% of the outstanding shares of the Fund’s common stock, including the group of persons identified in footnote 3 to the table (“13D Group”); (ii) each director of the Fund; and (iii) all executive officers and directors of the Fund as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned Directly or Indirectly		Percent of Class
Russell Cleveland, Chairman of the Board, President, and Chief Executive Officer (1)	359,618	(2)	8.06%
Charles C. Pierce, Jr., Director	4,299		0.10%
Ernest C. Hill, Director	0		0.00%
J. Philip McCormick, Director	3,000		0.07%
Other Current Officers	450		0.00%
All Directors and Officers as a group (4 persons)	367,367		8.23%
13D Group	512,800	(3)	11.50%

(1)

Mr. Cleveland is an “interested person” as defined by Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”) by virtue of being an officer, director, and beneficial owner of all shares of the Fund’s Investment Adviser and by being a limited partner in the Cleveland Family Limited Partnership, which owns more than 5% of the Fund’s securities.

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(2)	All shares are owned by the Cleveland Family Limited Partnership, of which Mr. Cleveland is the managing partner and also a limited partner.
(3)	Based solely on a Schedule 13D/A filed on April 8, 2016, jointly by Etude Capital, LLC, Davenforth Fundamental Investments, LP, Davenforth LLC, Steven Stein, Bradley Roofer, Logan Brown, Chase Investment Counsel Corp. and Derwood S. Chase, Jr. Pursuant to such filing, Davenforth Fundamental Investments LP reports sole voting and disposition power with respect to 100,000 shares, Davenforth LLC reports sole voting and disposition power with respect to 100,000 shares, Etude Capital, LLC reports sole voting and disposition power with respect to 257,000 shares, Steven Stein reports sole voting and disposition power with respect to 257,000 shares, Chase Investment Counsel Corp reports sole voting and disposition power with respect to 155,800 shares, Derwood S. Chase Jr. reports shared voting and disposition power with respect to 155,800 shares, Bradley Roofner reports shared voting and disposition power with respect to 100,000 shares, and Logan Brown reports shared voting and disposition power with respect to 100,000 shares.

None of the above individuals or the 13D Group beneficially owns equity securities in registered investment companies within the same Family of Investment Companies as the Fund. A “Family of Investment Companies” is two or more registered investment companies that share the same investment adviser and hold themselves out to investors as related companies for purposes of investment services. The Fund is not grouped with any such companies. None of the above individuals or the 13D Group directly or indirectly owns beneficially or of record any class of securities of any entity controlling, controlled by, or under common control with the Adviser, other than as disclosed above regarding the Fund.

PROPOSAL ONE

LIQUIDATION PROPOSAL

On March 31, 2016, the Board unanimously approved a Plan of Liquidation and Dissolution for the Fund (the “Plan”). The Plan provides for the liquidation of the Fund’s assets, the distribution to the shareholders of the Fund’s assets, after paying or providing for all known and reasonably ascertainable debts and obligations, and the dissolution of the Fund in accordance with the Texas Business Organizations Code (the “TBOC”) and other applicable law. Liquidating distributions may be in the form of securities held by the Fund and cash, including cash proceeds from the Fund’s sale of securities. When the Fund makes the final liquidating distribution in accordance with the Plan, all outstanding shares of common stock of the Fund will be cancelled.

Rationale for the proposed liquidation and dissolution

The Fund is a closed-end investment company that was first offered to the public in 1994. Since that time, the investment fund industry has grown dramatically, and there are many larger closed-end, open-end and other funds that offer the same features as those of the Fund. The business of a small, stand-alone closed-end fund has become more and more challenging. As a closed-end fund, the Fund does not continuously offer its shares and has limited opportunities to raise capital. As a result, the Fund’s assets have remained relatively static in recent years. Increasing regulatory requirements and expenses have caused the Fund’s fixed costs to grow as a percentage of its assets, resulting in a higher expense ratio and lower net investment income.

Shares of closed-end funds frequently trade at a discount to net asset value. For the two years prior to the announcement on April 5, 2016, of the Board’s approval of the liquidation of the Fund, this discount ranged from approximately 16% to 45% for the Fund. The discount is affected by a number of factors, many of which are beyond the Fund’s control, and the Fund has very limited options to address this discount.

Beginning in 2014, the Board began preliminarily to consider actions that might narrow this discount or otherwise improve shareholder returns, including the liquidation of the Fund.

During 2015 and early 2016, management of the Fund also had preliminary discussions with several third parties regarding certain actions that might result in the Fund remaining in existence. Potential actions discussed included the possibility that the Fund could liquidate and distribute all or substantially all of its assets, seek

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shareholder approval for the appointment of a new investment adviser, and/or attempt to raise additional capital for the Fund, or merge the Fund with another entity. However, these discussions did not result in any detailed proposals, and there was no firm indication that any of the possible scenarios discussed would allow any successor entity to benefit from the Fund’s net operating losses or otherwise generate value to the Fund’s shareholders. Any transaction of the general type discussed with the third parties would also have been expensive and potentially could have delayed any distributions to the Fund’s shareholders.

In evaluating the possible liquidation of the Fund, the Board considered numerous factors, including the fact that a liquidation would allow all stockholders to receive the net asset value of their shares (after payment and provision for the Fund’s debts and obligations, including expenses of the liquidation) without favoring any shareholders, as to timing or otherwise, over any other shareholders of the Fund. A liquidation would also avoid the potentially significant costs of seeking approval for and engaging in an alternative transaction that would not ensure any additional benefits to shareholders. In light of the depressed trading prices of the Fund’s shares in recent years, and the difficulties facing small, closed-end funds as discussed above, a complete liquidation of the Fund would benefit shareholders by allowing them to invest the proceeds of the liquidation in alternative investments of their choice, including, for example, larger closed-end or open-end funds with investment objectives similar to the Fund’s.

After careful deliberation and a thorough review of the available alternatives and consistent with the recommendation of management and RENN Capital Group, Inc., the Fund’s investment adviser, the Board determined that the Liquidation Proposal would be in the best interests of the Fund, and adopted the Plan at a meeting held on March 31, 2016, subject to the approval of the Liquidation Proposal by the Fund’s shareholders at the Annual Meeting. The Board recognizes that the Fund has delivered significant value to shareholders since its inception, but all the facts and circumstances have led the Board to believe that, on balance, liquidation and dissolution would be in the best interests of the Fund and its shareholders.

In determining to recommend the Liquidation Proposal to shareholders of the Fund, the Board considered the following (in no particular order) to be some of the most significant factors:

•	Size of the Fund. The Board recognizes that the Fund does not have sufficient assets to economically continue its business. The expenses of the Fund are too high for the Fund to continue to operate economically.

•	Liquidation and dissolution would benefit all Fund shareholders. The Board has concluded that the liquidation and dissolution of the Fund would be the best option for all of the Fund’s shareholders. All shareholders would receive their proportionate share of the Fund’s value through a series of liquidating distributions of cash and securities. Liquidation would allow some portfolio securities to be sold and the proceeds of such sales and other cash and certain of the Fund’s securities holdings to be distributed to shareholders in an equitable and orderly manner over a period of time. The Board and management believe that such an orderly liquidation is very important for all shareholders and will help maximize shareholder value.

•	The Fund’s persistent discount. The Board notes that the Fund’s shares have been trading at a significant discount to its net asset value for an extended period of time.

•	Alternatives to liquidation are less desirable or infeasible. After considering possible alternatives to liquidation, the Board has determined that such methods of addressing the discount likely would be less beneficial to shareholders than liquidation of the Fund. Such alternatives could require the commitment of significant additional resources, which would not be available, and would provide no guarantee that the discount would be reduced or that any additional benefits would be obtained for our shareholders.
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Summary of the Plan

If the Liquidation Proposal is approved by shareholders, the liquidation and dissolution of the Fund will be effected in accordance with the terms of the Plan appended as Exhibit A hereto, which has been approved by the Board and is summarized below. This summary is qualified in its entirety by reference to the Plan. Shareholders are urged to read the Plan in its entirety.

Effectiveness of the Plan; Overview. The Plan will be effective upon its approval by the shareholders. Following such approval, the Fund will provide notice to its known creditors, shareholders and other appropriate parties that the Plan has been approved, in accordance with Texas law. The Fund will then begin the process of selling the portfolio securities that it does not intend to distribute in-kind to its shareholders, marshalling its cash, cash equivalents and other assets and then making liquidating distributions, as described below, after paying or setting aside for payment sufficient funds to provide for all known and reasonably ascertainable debts and obligations, including expenses of the liquidation. The Board will then establish a “cessation date” after which the Fund will cease its business as an investment company and will not engage in any business activities, except for the purposes of winding up its business and affairs, preserving the value of its assets, and distributing the remaining assets to shareholders of the Fund in complete liquidation. The cessation date will serve as the record date for purposes of determining the shareholders of the Fund entitled to receive the final liquidating distributions. The Plan provides that the liquidation will be completed no later than June 30, 2017, absent unforeseen circumstances that may require an extension. After completion of the liquidation, the Fund will make such filings with the State of Texas as required to dissolve the Fund in accordance with the TBOC and the Fund’s Articles of Incorporation and Bylaws.

Liquidating Distributions. The Fund will distribute to each stockholder of record, as of a record date to be established by the Board, an initial liquidating distribution consisting of cash and/or portfolio securities on a pro rata basis in proportion to the shareholders’ proportionate interests in the assets of the Fund. The initial liquidating distribution will be made as soon as reasonably practicable after the approval of the Liquidation Proposal. Any portfolio securities included in a liquidating distribution will be determined by the Board and will be allocated among the shareholders on a pro rata basis, so that each shareholder will receive a mix of cash and securities in the same proportions as all other shareholders. Depending on factors such as the timing of sales of the Fund’s portfolio securities, the distributions may occur in phases, in two or more pro rata distributions to the shareholders. A final distribution of cash and/or securities may be made to shareholders of record as of the cessation date to the extent that any assets remain after the Fund has made the primary liquidating distributions described above and paid its debts, obligations, and final expenses. It is anticipated that any such final distribution would be significantly smaller than the preceding liquidating distributions and would be made on or before June 30, 2017, absent unforeseen circumstances.

[The Fund’s holdings include shares of common and preferred stock of AnchorFree, Inc., a privately-owned company, and there is no trading market for its securities. The Fund holds a small minority ownership position in AnchorFree. Additionally, the Fund holds debentures and shares of common stock representing a small minority ownership position in PetroHunter Energy Corporation (“PetroHunter”). The Board does not believe it would be feasible or beneficial to the Fund’s shareholders to make an in-kind distribution of the AnchorFree shares or the PetroHunter shares and debentures. The Board considers it unlikely that it will be able to sell its holdings in AnchorFree or PetroHunter on satisfactory terms in time to allow the proceeds of any such sale to be included in the liquidating distributions. Accordingly, it is anticipated that the Fund will establish a liquidating trust or similar arrangement whereby the Fund will transfer its AnchorFree and PetroHunter holdings to such a trust for purposes of ultimately disposing of the AnchorFree shares and PetroHunter shares and debentures. Interests in such a liquidating trust would be distributed on a pro rata basis to the Fund’s shareholders as part of the liquidating distributions.]

In connection with each liquidating distribution, to each stockholder a check in the amount of cash payable to such stockholder, together with certificates (or other evidence of ownership, if applicable) representing any portfolio securities being distributed in-kind and, if applicable, an appropriate instrument evidencing the applicable interest in the liquidating trust described above. Alternatively, cash payments may be made by wire transfer or other electronic means, and any portfolio securities included in a liquidating distribution may be conveyed by an

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alternative method available for publicly-traded securities. The details of the mechanics of liquidating distributions, and any elections that must be made by shareholders, will be communicated to shareholders prior to the distributions.

Trading; Cancellation of Shares; Surrender of Share Certificates. The Fund has been advised by the Exchange that its shares will continue to trade on the Exchange so long as the Fund continues to meet the Exchange’s listing standards or as may be otherwise determined by the Exchange. Upon payment of the final liquidating distribution by the Fund, or delivery by the Fund of the final liquidating distribution to its transfer agent on behalf of and for payment to the shareholders, all the Fund’s outstanding shares (whether certificated or book entry) shall be cancelled, and shareholders will no longer have any economic or legal interest in the Fund. In order to receive the final liquidating distribution, shareholders will be required to surrender their shares to American Stock Transfer & Trust Company, LLC, the Fund’s transfer agent, pursuant to instructions entered on a letter of transmittal or exchange form that will be provided to shareholders by the transfer agent. As a result, there may be some delay before shareholders receive the final distribution.

Expenses. The Fund will bear all the expenses of adopting and implementing the Plan, including but not limited to obtaining shareholder approval, disposing of certain of the Fund’s portfolio securities, making distributions to the Fund’s shareholders, terminating the Fund’s agreements and other business arrangements at appropriate times, establishing a liquidating trust or similar arrangement for the Fund’s holdings in AnchorFree and PetroHunter, if necessary, delisting the Fund on the Exchange, deregistering the Fund as an investment company and SEC reporting company, and dissolving the Fund under Texas law. In addition, the Fund will continue to pay all expenses relating to such things as the preparation and filing of documents required to be filed with the SEC or distributed to shareholders, tax filings, and filings that may be required under other applicable laws.

Amendment or Revocation of the Plan. The Board and the President and CEO of the Fund may authorize variations from and amendments to the Plan as may be necessary or appropriate to effect the orderly liquidation and distribution of the Fund’s net assets to shareholders and the dissolution of the Fund. The Board may abandon or revoke the Plan at any time, if it determines that revocation would be in the best interests of the Fund and its shareholders, subject to the approval of the Fund’s shareholders in accordance with the TBOC.

No Dissenter’s Rights. Shareholders of the Fund do not have dissenters’ rights under the TBOC or other Texas law with respect to the Liquidation Proposal.

Federal Income Tax Consequences of Liquidation and Dissolution

The following is a general summary of the significant United States federal income tax consequences to shareholders relating to the receipt of liquidating distributions from the Fund pursuant to the provisions of the Plan and is limited in scope. No attempt is made to present a detailed explanation of the tax treatment of the Fund or its shareholders, and the discussion here is not intended as a substitute for careful tax planning. Shareholders are urged to consult their own tax advisors for advice regarding the application of current U.S. federal income tax law to their particular situation and with respect to potential state, local, or other tax consequences of the Plan.

This general discussion of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder as in effect on the date of this Proxy Statement. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, possibly with retroactive effect. The Fund has not sought a ruling from the Internal Revenue Service with respect to the federal income tax consequences to the Fund or its shareholders that will result from the Fund’s liquidation. The statements below are not binding upon the IRS or a court, and there is no assurance that the IRS or a court will not take a view contrary to those expressed below. This summary assumes that a shareholder holds shares in the Fund as a capital asset for United States federal income tax purposes.

If the Plan is approved by shareholders and the Fund proceeds to liquidate and dissolve, the Fund intends and expects to continue to satisfy all of the qualification requirements for treatment as a regulated investment company under Subchapter M of the Code throughout the liquidation period. Therefore, the Fund will make required distributions so that it will not be taxed on the Fund's net gain, if any, realized from the sale of its assets or

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ordinary income that the Fund timely distributes to shareholders. Prior to making liquidating distributions to shareholders, the Fund intends to declare dividends necessary to satisfy the income and excise tax distribution requirements for its final taxable year, and to make any such distribution either prior to or at the time of the liquidating distributions.

A shareholder who receives liquidating distributions will be treated as having received the distributions in exchange for the shareholder's stock in the Fund and will recognize gain or loss based on the difference between the amount received and the shareholder's basis in the Fund stock. If a shareholder holds stock as a capital asset, the gain or loss will be characterized as a capital gain or loss. If the stock has been held for more than one year, any such gain will be treated as long-term capital gain, taxable to individual shareholders at the federal tax rate in effect in the year of distribution, and any such loss will be treated as long-term capital loss. Capital gain or loss on stock held for one year or less will generally be treated as short-term capital gain or loss.

Liquidating distributions to a shareholder may be subject to backup withholding. Generally, shareholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Fund, those who, to the Fund's knowledge, have furnished an incorrect number, and those who underreport their tax liability. Certain shareholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's U.S. federal income tax liability.

The Board recommends that the shareholders vote FOR the approval of

The Liquidation PROPOSAL

PROPOSAL TWO

ELECTION OF TWO CLASS THREE DIRECTORS

Pursuant to the Fund’s Restated Articles of Incorporation and Bylaws, the Board of Directors is to consist of one or more directors, the number of which may be increased or decreased from time to time by resolution adopted by a majority of the Board.

The Board is divided into three classes, and each class normally serves for a three-year term. Under Texas law, procedures are available to remove directors even if they are not then standing for re-election. Otherwise, only those directors in a single class may be changed in any one year. Having a classified board of directors may be regarded as an “anti-takeover” provision by making it more difficult for shareholders to change the majority of directors, and may have the effect of maintaining the continuity of management.

Shareholders wishing to recommend qualified candidates for consideration by the Fund for possible nomination at future annual meetings may do so by submitting their nominations in writing prior to June 1, 2016, to Corporate Secretary, RENN Fund, Inc., 8080 North Central Expressway, Suite 210, LB 59, Dallas, Texas 75206-1857 or on or after June 1, 2016, to Corporate Secretary, RENN Fund, Inc., 11520 North Central Expressway, Forest Central One, Suite 162, Dallas, Texas 75243. Such nominations must be submitted in conformity with Rules 14a-8 and 14a-11 of the Securities and Exchange Act of 1934, as applicable. The deadline for submitting nominations for the Annual Meeting to be held in 2017, if any, will be approximately December 23, 2016.

The nominees for the Class Three Directors receiving the majority of the votes cast for that directorship will be elected.

Information Concerning Nominee and Continuing Directors

Term of Office. The term of office of the Class Three Directors expire at this Annual Meeting of Shareholders. The current Class Three directors, Russell Cleveland and Ernest C. Hill, are proposed to be re-elected at the Annual Meeting, each to serve for a term of three (3) years or until his successor is elected and qualified. Term of office of the Class One Director will expire at the Annual Meeting to be held in 2017, if any, and the terms of office for the Class Two Directors will expire at the Annual Meeting to be held in 2018, if any. If the Plan of Liquidation and

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Dissolution is approved, the terms of office of all Directors would expire upon the liquidation and dissolution of the Fund.

Name, Address, (1) and Age	Position(s) Held with the Fund, Principal Occupation(s) During Past 5 Years, and Other Directorships	Current Term and Time Served	Portfolios in Fund Complex(2) Overseen by Director	Dollar Range of Shares in Fund
Interested Directors:
Russell Cleveland(3) Age 77

President and CEO of the Adviser

President and CEO of the Fund since 1994

Class Three Director of the Fund since 1994

Director of AnchorFree, Inc.

Former Director of iSatori, Inc., formerly a

Portfolio company

Former Director of Cover-All Technologies, Inc.,

a-non- portfolio public company.

Former Director of Access Plans, Inc.

Former Director of BPO Management Services, Inc.

Former Director of CaminoSoft

		Annual Annual Three Years Three Years Served Since 2012 2003 - 2015 2003 - 2015 2008 - 2009 2006 - 2011 2004 - 2011	One N/A N/A N/A N/A N/A N/A	over $100,000
Independent Directors:
Charles C. Pierce, Jr. Age 81	Class Two Director since 2002 Chairman, Nominating and Corporate Governance Committee	Three Years One Year Served Since 2004	One	$1-10,000
Ernest C. Hill Age 76	Class Three Director since 1994 Chairman, Audit Committee	Three Years Three Years Served Since 2004	One	$0
J. Philip McCormick Age 74	Class One Director since 2006 Senior Adviser to Stonehenge Growth Capital	Three Years Two Years Served Since 2000	One	$1-10,000

(1) The address of all such persons is c/o RENN Capital Group, Inc., 8080 North Central Expressway, Suite 210, LB 59, Dallas, Texas 75206. On and after June 1, 2016, the address of all such persons will be c/o RENN Capital Group, Inc., 11520 North Central Expressway, Forest Central One, Suite 162, Dallas, Texas 75243.

(2) The term “Fund Complex” means all 1940-Act-registered investment funds which share a common investment adviser or which hold themselves out to investors as related companies for purposes of investment services. The Fund is not grouped into a Fund Complex with any other such funds.

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(3) Mr. Cleveland is an “interested person” as defined by Section 2(a)(19) of the 1940 Act by virtue of being an officer and sole director of the Fund’s Investment Adviser and by being a limited partner in the Cleveland Family Limited Partnership, which owns more than 5% of the Fund’s securities.

Board Member Attributes. The following is a summary of some of the experience, skills, and attributes that led to the conclusion that each member should serve as a director for the Fund:

Russell Cleveland, the Chairman, is a Chartered Financial Analyst with more than 40 years of experience as a specialist in investments in smaller capitalization companies. A graduate of the Wharton School of Business, Russell Cleveland has served as President of the Dallas Association of Investment Analysts. He is also the President, Chief Executive Officer, sole director, and beneficial shareholder of all of the shares of RENN Capital Group, Inc., the Investment Adviser to the Fund. The Adviser also serves as investment adviser for the investments of RENN Universal Growth Investment Trust, PLC (an investment trust listed on the London Stock Exchange currently in liquidation). Mr. Cleveland is deemed to be a valuable Board member due to his depth of knowledge of the Fund, his business judgment, and extensive experience in the field of investment management.

Charles C. Pierce, Jr. has worked in the securities industry for more than 42 years. He is a retired Vice Chairman of Dain Rauscher, Inc., former President of the Texas Stock and Bond Dealers Association, and former Chairman of the South Central District of the Securities Industry Association covering, Texas, Oklahoma, New Mexico, Kansas, and Colorado. Mr. Pierce is deemed to be a valuable Board member due to his acumen and breadth of experience in the Fund’s industry.

Ernest C. Hill has a broad background in convertible securities analysis with major NYSE brokerage firms and institutional investors. He specializes in computer-aided investment analysis and administrative procedures. He was an Assistant Professor of Finance with Southern Methodist University and an Associate Director of the Southwestern Graduate School of Banking, and was instrumental in the formation of an Entrepreneurial Seminar for the Southern Methodist School of Business. He also was an Investment Analyst with Capital Research & Management Co., Inc., a manager of a number of open-end mutual funds. He was awarded a Ford Fellowship to the Stanford School of Business, where he received an MBA with Honors in Investment and Finance. Mr. Hill is deemed to be a valuable Board member due to his strength of perception and analytical skills.

J. Philip McCormick was an audit partner and director of KPMG and KMG Main Hurdman from 1973 to 1991, a member of senior management with Enserch Corporation from 1991 through 1997, and currently is a Senior Adviser to Stonehenge Growth Capital. Mr. McCormick is deemed to be a valuable Board member due to his expertise in financial presentations and disclosures and his considerable experience in corporate management.

Diversity in Board Members. In selecting nominees for election or re-election to the Board, consideration is given to the presence on the Board of a broad spectrum of business acumen and personal perspectives. The Fund has members who bring experience in banking and finance, executive management of corporations, directorship, and success with entrepreneurial challenges, among others. The Fund has no policy regarding such, but it intends to keep a diversity of skills and attitudes in its board makeup, and it assesses those qualities in any present director or one who is being considered for nomination to the Board.

Board’s Role in Risk Management. The Board endeavors to forestall risk by its development of fundamental investment policies for approval by the shareholders and other policies which are more flexible for the Adviser’s activities on the Fund’s behalf. The Board is also involved in the assessment and monitoring of risk by virtue of its review of the Fund’s investment activities, noting whether the portfolio has industry or geographic susceptibilities, by the appointment of the Adviser’s portfolio managers to directorships on portfolio boards when indicated, and by review of the financial particulars of the Fund, including any occasions of debt. It also considers the strength of the Adviser’s staff to provide uninterruptible investment and administrative services to the Fund. The Board feels that its considerable oversight of risk fuses well with the Fund’s leadership structure.

Board Structure. Russell Cleveland serves as both the Chairman of the Board and the Fund’s Chief Executive Officer, and the Board has determined that the dual role is appropriate for this Fund. Mr. Cleveland is an interested person in the Fund, giving him an additional incentive for its good performance and protection. He has foregone compensation from the Fund for both roles except for his indirect benefit from the Adviser’s management fee. The

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appointment of a separate person serving as chairman would likely require the Fund to incur additional fee expense for the position, which the Board feels is unwarranted at this time. While not being named as such, the chairs of the Fund’s Audit and Governance Committees in essence serve as lead independent directors. They regularly hold meetings without management present to assess matters concerning financial reporting and administrative risk and portfolio investment parameters and execution risk, and relay to the Chairman of the Board any concerns they may have.

Director Transactions with Affiliates. As of the record date, with the exception of interested Director Russell Cleveland, none of the Directors own any interest in the Adviser or any person controlling, controlled by, or under common control with the Investment Adviser; nor has any of the non-interested Directors engaged in a transaction or series of similar transactions with such parties which exceeded $120,000 in any fiscal year during the previous five fiscal years of the Fund; nor is any such transaction being currently considered. With the following exception, no Director or nominee, or a member of his immediate family, had a material interest in any such transaction between himself and the Fund, the Adviser, or an officer of the Fund or the Adviser, or any investment company having the same adviser as the Fund (or any of its officers).

Legal Proceedings. There have been no material pending legal proceedings in which any director or nominee for director or any affiliated person of such director or nominee is a party adverse to the Fund or has a material interest adverse to the Fund or any of its affiliated persons.

Additional information concerning the directors may be included in the Statement of Additional Information contained in the N-2 registration statement filed with the SEC by the Fund. This information may be obtained without charge by calling 1-214-891-8294.

Board Meetings and Committees. The Board of Directors held 4 meetings during 2015. The Board has established an Audit Committee and a Nominating and Corporate Governance Committee. The Board has not established a Compensation Committee because the Fund has no employees, its officers receive no compensation from the Fund, and the Fund has never issued options or warrants to officers or directors of the Fund. All directors attended at least 75% of the aggregate number of meetings held by the Board and all committees on which such director served.

Audit Committee. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. In 2015, the Audit Committee held 4 meetings. The Board of Directors has adopted a written charter for the Audit Committee, which is attached as Appendix B to this Proxy Statement. The primary duties and responsibilities of the Audit Committee are:

•	to select and approve the compensation of the Fund’s independent auditors, including those to be retained for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Fund;

•	to monitor the independence and performance of the Fund’s independent auditors, who must report directly to the Audit Committee;

•	to oversee generally the accounting and financial reporting processes of the Fund and the audits of its financial statements;

•	to review the reports and recommendations of the Fund’s independent auditors;

•	to provide an avenue of communication among the independent auditors, management, and the Board of Directors; and

•	to address any matters between the Fund and its independent auditors regarding financial reporting.

During 2015 the Audit Committee was comprised of three independent Directors, who currently are Ernest C. Hill (Chairman), Charles C. Pierce, Jr., and J. Philip McCormick. As a registered closed-end management investment company, the Fund is not subject to the director independence requirements of §802 or §803A of the NYSE MKT LLC Company Guide. However, the Fund has used a definition of “independent” which is

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substantially in compliance with such §803A and determined that all such committee members are independent directors.

Regulation S-K requires that an audit committee have a member who is a “financial expert.” The SEC rules do not require that an audit committee financial expert have any additional duties, obligations or liabilities, and he is not considered an expert under the Securities Act of 1933. The Board of Directors determined that J. Philip McCormick satisfies the standard for “audit committee financial expert” within the meaning of Regulation S-K.

The Board determined that such Audit Committee Members should continue for the 2016 fiscal year.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was created in January 2004 and is responsible for nominating individuals to serve as directors and to address such governance matters as the Board may request from time to time. During 2015 the Nominating and Corporate Governance Committee held 3 meetings. The Fund’s Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is attached as Appendix C to this Proxy Statement.

In its assessment of each potential nominee for director, the Committee reviews the nominee’s judgment, experience, independence, financial literacy, knowledge of emerging growth companies, understanding of the Fund and its investment objectives, and such other factors as the Committee may determine. The Committee also takes into account the ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities.

During 2015 the Nominating and Corporate Governance Committee was comprised of three independent directors, who currently are Charles C. Pierce, Jr. (Chairman), Ernest C. Hill, and J. Philip McCormick. The Board has determined that such Members should continue for the 2016 fiscal year.

Director Compensation. The Fund does not pay any fees to, or reimburse expenses of, its directors who are considered “interested persons” of the Fund. Directors who are not interested persons of either the Fund or the Adviser receive a monthly fee of $2,000 ($3,000 per month for the Chairman of the Audit Committee), plus $750 and out-of-pocket expenses for each quarterly valuation meeting attended. For the fiscal year ended December 31, 2015, the aggregate compensation paid by the Fund to each director, and the aggregate compensation paid by other funds in a Fund Complex with the Fund to each director, is set forth below:

Name of Director	Aggregate Deferred Compensation from Fund	Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits upon Retirement	Total 2015 Compensation from Fund and Fund Complex(2)
Russell Cleveland(1)	$ 0	$ 0	$ 0	$ 0
Ernest C. Hill	$ 0	$ 0	$ 0	$ 39,000
Charles C. Pierce, Jr.	$ 0	$ 0	$ 0	$ 27,000
J. Philip McCormick	$ 0	$ 0	$ 0	$ 27,000

(1)	Mr. Cleveland is an “interested person” as defined by Section 2(a)(19) of the 1940 Act by virtue of being CEO and sole director of the Fund’s Investment Adviser and by being a limited partner in the Cleveland Family Limited Partnership, which owns more than 5% of the Fund’s securities and all of the securities of the Adviser.

(2)	The term “Fund Complex” means all 1940-Act-registered investment funds which share a common investment adviser or which hold themselves out to investors as related companies for purposes of investment services. The Fund is not grouped into a Fund Complex with any other such funds.

The Board recommends that the shareholders vote FOR the election of nominees, Russell Cleveland and Ernest C. Hill, as Class Three Directors.

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THE FUND’S OFFICERS AND INVESTMENT ADVISER

Officers

Set forth below is certain information regarding the executive officers of the Fund, all of whom are also officers of the Fund’s Adviser:

Russell Cleveland, age 77, has served as Chairman of the Board, President, Chief Executive Officer, and a Class Three director of the Fund since 1994 and has served as Chief Financial Officer since 2015. He has also served as the President, Chief Executive Officer, sole Director, and the majority stockholder of RENN Capital Group, Inc. since 1991. He is a Chartered Financial Analyst with more than 40 years’ experience as a specialist in investments in smaller capitalization companies. A graduate of the Wharton School of Business, Mr. Cleveland has served as President of the Dallas Association of Investment Analysts.

Lynne Marie Simon, age 70, has served as the Secretary of the Fund since 2015 and as the Fund’s Chief Compliance Officer since 2013, as well as from 2001 to 2003. She also serves as the Compliance Officer for the Fund’s Adviser. Ms. Simon is a graduate from the University of Northern Colorado and is a former Certified Public Accountant. Her background includes eight years with the Internal Revenue Service and seven years with the Securities and Exchange Commission as well as experience working in the legal departments of broker-dealer firms and with a law firm that specializes in bring shareholder claims against broker-dealer firms. In addition, Ms. Simon has operated her own business that includes bookkeeping, tax preparation, and loss analysis and expert witness testimony in arbitrations involving investments in securities.

During the last two completed fiscal years of the Fund, no officer of the Adviser or any officer of any person controlling, controlled by or under common control with the Adviser served on any board of directors where an independent director or nominee of the Fund, or any member of his immediate family, was an officer.

No executive officer of the Fund was a director or member of a compensation committee of any entity of which a member of the Fund’s Board was or is an executive officer.

The Adviser

The Fund’s investment adviser is RENN Capital Group, Inc., registered under the Investment Advisers Act of 1940 (the “Advisers Act”) and subject to the reporting and other requirements of the Advisers Act. The address of the Adviser’s executive offices is 8080 N. Central Expressway, Suite 210, LB 59, Dallas, Texas 75206-1857. Starting June 1, 2016, the address of the Adviser’s executive offices will be 11520 North Central Expressway, Forest Central One, Suite 162, Dallas, Texas 75243. The Adviser provides investment advisory and administrative services to the Fund pursuant to an Investment Advisory Agreement between it and the Fund originally dated February 15, 1994, and last amended as of May 15, 2009. The Adviser, through its officers and employees, devotes such time to the Fund’s business as is necessary for the conduct of the Fund’s operations.

Pursuant to the Advisory Agreement, RENN Capital Group, Inc. serves as Investment Adviser to the Fund and is subject to the supervision of the Board of Directors. Services provided to the Fund include portfolio selection recommendations, assisting the Fund in the determination of the net assets, recommending the valuation of assets of the Fund to the Board of Directors subject to the Board’s determination, upon which the management fee paid to the Adviser is based. The valuations of portfolio securities are performed in accordance with generally accepted accounting principles and financial reporting policies of the SEC. In addition, from time to time, the Board of Directors reviews the valuation policies to determine their continuing appropriateness.

The Advisory Agreement with the Fund is reviewed and approved annually by the Fund’s Board of Directors, including its independent directors. Pursuant to the Advisory Agreement, the Adviser is entitled to receive a quarterly management fee from the Fund equal to 0.4375% of the Fund’s net assets, determined and due as of the end of each quarter.

In 2015 the Fund incurred $134,221 as its management fee to the Adviser and $40,542 for reimbursement of directly allocable administrative expenses paid by the Adviser.

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Officers and employees of the Adviser are compensated solely by RENN Capital Group, Inc. Russell Cleveland directly and/or beneficially owns 100% of the common stock of RENN Capital Group, Inc. The sole director of RENN Capital Group, Inc. is Russell Cleveland.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Neither the Adviser nor its affiliates are prohibited from engaging in activities outside the Fund’s business. The Adviser has formed, and may in the future form, other investment funds to make investments in companies similar to those in which the Fund invests.

Any determination regarding the existence of a conflict of interest between these investment funds and the Fund, and the resolution of any such conflict, vests in the Fund’s Board of Directors, subject to the provisions of the 1940 Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Fund’s officers and directors and persons who own more than 10% of a registered class of the Fund’s equity securities to file reports of ownership and changes in ownership with the SEC. Such reporting individuals are required by SEC regulations to furnish the Fund with copies of all Section 16(a) forms that they file.

To the Fund’s knowledge, all Section 16(a) filings relating to the Fund’s common stock applicable to its officers, directors, and greater-than-10% beneficial owners were timely filed for the fiscal year ended December 31, 2015.

SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders may present proper proposals for inclusion in the Fund’s proxy statement for consideration at its Annual Meeting of Shareholders by submitting proposals to the Fund in a timely manner. A shareholder may submit a proposal for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 2017, if one is held, if such proposal is submitted to the Fund on or prior to the 120th day before the date in 2017 that is the same date as the date on which this year’s Proxy Statement is mailed, which submission deadline is estimated to be January 26, 2017. Any Shareholder proposal for the meeting to be held in 2017, if one is held, should be sent prior to June 1, 2016, to Corporate Secretary, RENN Fund, Inc., 8080 North Central Expressway, Suite 210, LB 59, Dallas, Texas 75206-1857 and on or after June 1, 2016, to Corporate Secretary, RENN Fund, Inc., 11520 North Central Expressway, Forest Central One, Suite 162, Dallas, Texas 75243.

OTHER BUSINESS

Management knows of no other business to be presented at the Annual Meeting that will be voted on by the shareholders. If other matters properly come before the Annual Meeting or any adjournment(s), then the persons serving as proxies will vote the proxies in their discretion and as they deem appropriate.

The Annual Report to Shareholders for the year ended December 31, 2015, was mailed to shareholders on or about March 4, 2016, and has been filed with the SEC on a Form N-CSR. You may obtain a copy of the report by checking the appropriate box on the proxy card and mailing the card in the self-addressed, postage-paid envelope. A copy of the report will be forwarded to you free of charge by first class mail. You may also access a copy of the Annual Shareholders Report from the Fund’s website at www.rencapital.com/renn_global.php or by calling the Fund at (214) 891-8294.

Unless you submit instructions to the contrary to the Fund, annual reports to shareholders, proxy materials, and notices of internet availability of proxy materials will be furnished by “householding,” that is, only one set of materials, together with the appropriate number of proxy cards, will be sent to any residential address on record for more than one shareholder. You may request in writing or by telephone that in the future you should be sent an individual set of materials, in which case you will then commence receiving individual sets of materials for any mailings occurring 30 days or more after your request. To make such a request you should contact our transfer agent,

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American Stock Transfer & Trust Company, LLC at 6201 15th Avenue, Brooklyn, New York 11219, telephone (718) 921-8200, Extension 6856. You may also access a copy of the proxy materials (but not a votable copy of the proxy card) from the Fund’s website at www.rencapital.com/renn_global.php.

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SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Generally, shareholders who have questions or concerns regarding the Fund should contact the Fund’s Corporate Secretary at (214) 891-8294. However, shareholders may communicate with the Board by sending a letter to: Prior to June 1, 2016: Board of Directors of the RENN Fund, c/o Corporate Secretary, RENN Fund, Inc., 8080 North Central Expressway, Suite 210, LB 59, Dallas, Texas 75206-1857. On or after June 1, 2016: Board of Directors of the RENN Fund, c/o Corporate Secretary, RENN Fund, Inc., 11520 North Central Expressway, Forest Central One, Suite 162, Dallas, Texas 75243. All communications must contain a clear notation indicating that it is a “Shareholder—Board Communication” or a “Shareholder—Director Communication” and must identify the author as a shareholder. The Corporate Secretary will forward the correspondence, if appropriate, to the Chairman of the Board or to any individual director to whom the communication is directed. The Fund reserves the right not to forward to the Board any communication that is hostile, threatening, illegal, not reasonably related to the Fund or its business, or similarly inappropriate. The Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be proper with respect to any inappropriate communications.

You are cordially invited to attend the Annual Meeting of Shareholders in person. However, whether or not you plan to attend the Annual Meeting, you are requested to promptly vote your proxy online, or by telephone, or by completing, signing, and returning the proxy card in the enclosed postage-paid envelope. Please refer to the proxy card for details.

By Order of the Board of Directors,

/s/ LYNNE MARIE SIMON

Lynne Marie Simon

Acting Corporate Secretary

Dallas, Texas

May 9, 2016

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Exhibit A

RENN Fund, Inc.

PLAN OF LIQUIDATION AND DISSOLUTION

This Plan of Liquidation and Dissolution (this “Plan”) is made by RENN Fund, Inc. (the “Fund”), a Texas corporation. The Fund is a closed-end management company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund has a single class of outstanding securities, its common stock, par value $1.00 per share (“Common Stock”), and such securities are registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and listed on the NYSE MKT, LLC (the “Exchange”). This Plan is intended to accomplish the complete liquidation and dissolution of the Fund and the cancellation of the Fund’s outstanding stock in conformity with all applicable provisions of the Texas Business Organizations Code (the “TBOC”) and the Internal Revenue Code of 1986, as amended (the “Code”).

WHEREAS, the Fund’s Board of Directors (the “Directors”), including all the Directors who are not “interested persons” as defined in the Investment Company Act, have determined, on behalf of the Fund, that it is in the best interests of the Fund and its shareholders to liquidate and dissolve the Fund; and

WHEREAS, at a meeting of the Directors on March 31, 2016, this Plan was adopted as the method of liquidating and dissolving the Fund in accordance with applicable provisions of Texas law, subject to the approval of the Plan by the holders of at least a majority of the outstanding shares of the Fund entitled to vote.

NOW THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner set forth below.

1.	Effective Date of Plan. This Plan shall become effective on June 30, 2016, or such later date on which the required shareholder approval is obtained. The day of such approval is referred to as the “Effective Date.”

2.	Liquidation and Dissolution. As promptly as reasonably practicable following the Effective Date, but in no event later than June 30, 2017 (absent unforeseen circumstances) (the “Liquidation Date”), the Fund (i) shall be liquidated in accordance with Section 331 of the Code (the “Liquidation”), and this Plan shall be considered a plan of liquidation for such purpose, and (ii) will be dissolved in accordance with the laws of the State of Texas (including Sections 11.051(2), 11.052, 11.053 and 21.501-21.504 of the TBOC), and the Fund’s Articles of Incorporation and Bylaws, subject to the ability of the Directors, with the approval by the Fund’s shareholders, to revoke this Plan in accordance with Sections 11.151 and 21.502 of the TBOC prior to the dissolution of the Fund.

3.	Liquidating Distributions. As soon as reasonably practicable after the Effective Date, the Directors shall cause the Fund to pay, or set aside the amount necessary to pay, the liabilities, obligations and expenses of the Fund contemplated by Sections 7 and 10, and make the distributions contemplated by Section 9. The Directors shall then cause the Fund to distribute to the Fund’s holders of Common Stock of record as of the close of business on one or more record dates to be established by the Directors the remaining assets of the Fund (after paying and setting aside the amounts contemplated by the preceding sentence), from time to time as determined by the Directors, in one or more liquidating distributions (each a “Liquidating Distribution”), in complete cancellation of all the outstanding shares of Common Stock. Each Liquidating Distribution shall be made pro rata to the Fund’s shareholders in proportion to their respective proportionate interests in the Fund as of the applicable record date(s). These Liquidating Distributions may be in cash or securities, as determined by the Directors based on such factors as they deem relevant, in their sole discretion. The Directors shall use their reasonable best efforts to complete such Liquidating Distributions by the Liquidation Date.

If the Directors determine that it is not in the best interests of the Fund or the Fund’s shareholders either to sell currently any of the Fund’s assets (for example, but not limited to, any securities that are not registered with the Securities and Exchange Commission or listed for trading on any securities exchange or other

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trading platform) or to distribute such assets in-kind to the Fund’s shareholders, the Directors or officers of the Fund may create a liquidating trust or similar entity (the “Liquidating Trust”), having such terms and conditions as the Directors may approve, to hold such assets on behalf of the Fund’s shareholders until such time as the Directors or the trustee of the Liquidating Trust (if so authorized by the Directors) determines that the sale or distribution of such assets is in the best interests of the Fund’s shareholders, and to effect such sale or distribution on behalf of such shareholders not later than the date set for such purpose by or under the authority of the Directors, as the same may be extended from time to time. For purposes of this Plan, the distribution of any such assets to the Liquidating Trust for the benefit of the Fund’s shareholders shall be deemed to be a distribution of such assets to such shareholders by the Fund.

4.	Cessation of Business. As soon as reasonably practicable after the liquidation and distribution of all or substantially all of the Fund’s assets available for distribution, as contemplated by Section 3 above, the Directors will determine a “Cessation Date” after which the Fund will cease its business as an investment company and will not engage in any business activities, except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets, and distributing any remaining assets to shareholders of the Fund in complete liquidation of the Fund in accordance with the provisions of this Plan after the payment of amounts owed to (or reservation of assets for payment of such amounts to) all creditors of the Fund and discharging or making reasonable provisions for payment of the Fund’s expenses and liabilities, as provided in this Plan.

5.	Restriction of Transfer of Shares. The proportionate interests of shareholders in any remaining assets of the Fund shall be fixed on the basis of their respective shareholdings at the close of business on the Cessation Date. The Cessation Date will serve as the record date for distributions of the Fund’s remaining assets, if any, that are available for distribution. On the Cessation Date, the books of the Fund will be closed with respect to the Fund’s common shareholders. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Texas or otherwise, the common shareholders’ respective interests in the Fund will not be transferable, and the Fund’s common stock will cease to be traded on the Exchange. The Directors and the appropriate officers of the Fund shall make such filings and take such other actions as they determine to be necessary or advisable to terminate the listing of the Fund’s common stock on the Exchange at the appropriate time.

6.	Notice to Claimants. As soon as reasonably practicable after the Effective Date, the Fund will provide notice to the Fund’s creditors, shareholders, holders of claims contemplated by Section 7 below and any other appropriate parties, in accordance with Section 11.052(a)(2) of the TBOC and other applicable provisions of Texas law, that this Plan has been approved by the Directors and the shareholders, and that the Fund will be liquidating its assets and winding up its business and affairs.

7.	Payment of Debts. As soon as is reasonably practicable after the Effective Date, subject to the provisions of Section 9 hereof, the Fund will determine and pay, or set aside in cash or cash equivalents, the amount of all known or reasonably ascertainable claims and obligations, including all contingent, conditional, or unmatured claims and obligations, known to the Fund and all claims and obligations which are known to the Fund but for which the identity of the claimant is unknown, prior to the date of the liquidating distribution(s) provided for in Section 3 above.

8.	Cancellation of Shares; Surrender of Share Certificates. Upon the occurrence of the Cessation Date and the payment by the Fund of the final distribution, if any, of the Fund’s assets to shareholders of record on the Cessation Date, or delivery by the Fund of such final distribution to the Fund’s transfer agent on behalf of and for payment to the shareholders of record on the Cessation Date, all the Company’s outstanding shares shall be cancelled. In order to receive such final distribution, shareholders will be required to surrender their shares of Common Stock to the Fund’s transfer agent.

If the Fund or its transfer agent is unable to make distributions to any of the Fund’s shareholders to whom such distributions are payable or to make payments to any of the Fund’s creditors because of the inability to locate any such shareholders or creditors, after the exercise of reasonable diligence, the Directors shall cause the Fund or its transfer agent to deposit cash in an appropriate amount in a special account with the

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Texas Comptroller of Public Accounts, as required by Section 11.352 of the TBOC, and to comply with any other applicable state escheat or abandoned property laws.

9.	Satisfaction of Federal Income and Excise Tax Distribution Requirements. The Fund will, by the Cessation Date, have declared a dividend or dividends which, together with all previous such dividends, will have the effect of distributing to the Fund’s shareholders all of the Fund’s income for the taxable years ending at or prior to the Cessation Date (computed without regard to any deduction for dividends paid), and all of the Fund’s net capital gains, if any, realized in the taxable years ending at or prior to the Cessation Date (after reduction for any available capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods.

10.	Management and Expenses of the Fund. Expenses incurred by the Fund during the Liquidation, including all expenses incurred in carrying out this Plan, will be treated as Fund expenses. The Directors shall cause the Fund to pay, or set aside an amount reasonably deemed necessary to pay, such expenses, including expenses expected to be incurred after payment of the Liquidating Distributions described in Section 3 above and after the Cessation Date.

11.	Power of Board of Directors. The Directors and the officers of the Fund shall have authority to do or authorize any and all such further acts and things, and to execute and file all certificates, documents, returns and other papers, as they may consider necessary, appropriate or desirable to implement and carry out the purposes of this Plan, or that may be required by the provisions of the Investment Company Act or any other applicable laws.

12.	Delegation of Authority to the Fund’s Officers. The officers of the Fund, collectively or individually, may modify or extend any of the dates specified in this Plan for the taking of any action in connection with the implementation of this Plan (including, but not limited to, the Effective Date, the Cessation Date, and the Liquidation Date) if such officer(s) determine that such modification or extension is necessary or appropriate in connection with the orderly liquidation of the Fund or to protect the interests of the shareholders of the Fund.

13.	Amendment or Revocation of Plan. The Directors and the President and CEO of the Fund shall have the authority to authorize or ratify such variations from or amendments to the provisions of this Plan as may be necessary or appropriate to effect the marshalling of the Fund’s assets and the dissolution, complete liquidation, and termination of the existence of the Fund, and the distribution of the Fund’s net assets to shareholders in liquidation and cancellation of the shares in accordance with the laws of the State of Texas and the purposes to be accomplished by the Plan. The Directors may abandon and revoke this Plan at any time if they determine that revocation would be advisable and in the best interests of the Fund and its shareholders, subject to approval by the Fund’s shareholders, in accordance with Sections 11.151 and 21.502 of the TBOC.

14.	Filings. The Directors hereby direct the officers of the Fund to make any necessary filings (including, without limitation, the completion and filing of Internal Revenue Service Form 966 within 30 days after the date of adoption of this Plan) relating to the liquidation and dissolution of the Fund with the Internal Revenue Service and any other taxing authority, the State of Texas, and any other applicable authority.

15.	Deregistration and Delisting. Following the Cessation Date, the Fund will prepare and file, or cause to be prepared and filed, a Form 25 and a Form N-8F, and such other forms and notices as may be necessary or appropriate, with the Securities and Exchange Commission and the Exchange in order to de-register the Fund and the Common Stock under the Exchange Act and the Investment Company Act, to terminate the status of RENN Capital Group, Inc. as investment adviser to the Fund, and to delist the Fund’s securities with the Exchange. The Fund will also file such other forms with the Securities and Exchange Commission and the Exchange, and perform any other action, as may be required or advisable under applicable laws and regulations with respect to de-registration and delisting of the Fund.

16.	Certificate of Termination. Consistent with the provisions of this Plan, the Fund will be dissolved in accordance with the laws of the State of Texas and the Fund’s Articles of Incorporation following the

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liquidation of the Fund’s assets and the winding up of its affairs. As soon as the Directors or the officers of the Fund deem appropriate, the Fund will prepare and file a Certificate of Termination with the Office of the Secretary of State of Texas.

17.	No Personal Obligations. All obligations entered into in the name or on behalf of the Fund by any of the Directors, officers, representatives, or agents of the Fund are made only in such capacities and not individually, and shall bind only the assets of the Fund and not any of the Directors, officers, shareholders, representatives, or agents of the Fund personally.

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Appendix B

AUDIT COMMITTEE CHARTER

OF THE BOARD OF DIRECTORS

RENN FUND, INC.

RENN Fund, Inc. (the “Fund”) certifies that it has adopted this Charter (the “Charter”) as its formal written audit committee charter, effective as of April 21, 2016.

I	Audit Committee Purpose, Responsibilities and Duties

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	oversee the accounting and financial reporting processes of the Fund and the audits of its financial statements, generally;

•	appoint and approve the compensation of the Fund’s independent auditors, including those to be retained for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Fund;

•	review the scope of their audit services and the annual results of their audits and confirm the independence and performance of the Fund’s independent auditors;

•	review the reports and recommendations of the Fund’s independent auditors;

•	review, along with management and independent auditors, the Fund’s annual audited financial statements prior to filing or distribution;

•	review all proposed related party transactions and submit its findings and recommendations to the independent Directors of the Board for their final approval;

•	review with management and the independent auditors the Fund’s quarterly financial results prior to the release of earnings and/or the Fund’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Fund’s accounting principles and any items required to be communicated by the independent auditors in accordance current standards;

•	provide an avenue of communication among the independent auditors, management, and the Board of Directors;

•	resolve any disagreements between management of the Fund and its independent auditors regarding financial reporting;

•	annually review and assess the adequacy of the Charter;

•	submit the Charter to the Board of Directors for approval and have the document filed at least every three years in accordance with SEC regulations;

•	annually prepare a report to shareholders as required by the SEC. The report should be included in the Fund’s annual proxy statement;

•	establish and periodically review the Fund’s procedures for (a) the receipt, retention and treatment of complaints received by the Fund regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of the Fund regarding questionable accounting or auditing matters;

•	perform any other activities consistent with the Charter, the Fund’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate; and

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•	maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

The Fund’s independent auditors shall report directly to the Audit Committee.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Fund’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties, and it shall have the ability to determine the compensation to be paid to such outside consultants or experts.

II	Audit Committee Composition and Meetings

The Audit Committee shall be comprised of three or more independent directors, as determined by the board, meeting the independence and other requirements of NYSE MKT, LLC, and Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. All members of the Committee shall:

•	not have participated in the preparation of the financial statements of the Fund or any subsidiary at any time in the last three years; and

•	have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including a company’s balance sheet, income statements, and cash flow statement.

In addition, at least one member of the Committee shall have accounting or related financial management expertise, as defined by the applicable Securities and Exchange Commission (“SEC”) regulation.

If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet from time to time as it shall determine, necessary to fulfill its responsibilities.

III	Independent Auditors

The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. It is the Audit Committee’s responsibility to ensure that it has received a formal written statement from independent auditors delineating all relationships between the Fund and the independent auditor. The Audit Committee shall review the independence and performance of the auditors and shall have the responsibility for, and authority to, appoint and/or discharge the independent auditors.

In addition the Audit Committee will prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors and discuss certain matters required to be communicated between the auditor and the audit committee, in accordance with the current authoritative pronouncements .

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Appendix C

NOMINATING AND CORPORATE GOVERNANCE

COMMITTEE CHARTER

of

RENN Fund, Inc.

Purpose

The purpose of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) is as follows:

•	consider qualified candidates to serve as Board members;
•	consider and nominate nominees for election as Board members; and
•	at the direction of the Board of Directors, consider various corporate governance policies and procedures.

Committee Membership

The Nominating and Corporate Governance Committee shall consist of at least three members, one of whom shall serve as the chairperson of the Committee. The members of the Nominating and Corporate Governance Committee shall meet the applicable membership and independence requirements under National Association of Securities Dealers (“NASD”) Rule 4200.

The members of the Nominating and Corporate Governance Committee and the chairperson of the Nominating and Corporate Governance Committee shall be appointed annually by the Board. The Board from time to time may remove members of the Nominating and Corporate Governance Committee and fill any resulting vacancy.

Meetings

The Nominating and Corporate Governance Committee shall hold at least two meetings per year and such additional meetings as the Nominating and Corporate Governance Committee or its chairperson shall determine.

Committee Duties and Powers

To carry out its purpose, the Nominating and Corporate Governance Committee shall have the following duties and powers:

Identification of Potential Board Members. The Nominating and Corporate Governance Committee shall seek and identify individuals qualified to become members of the Board, consistent with its nominating criteria.

Nomination of Director Nominees. The Nominating and Corporate Governance Committee shall consider and nominate nominees for election at each annual meeting of the shareholders of the Company.

Independence and Qualification of Members of the Board. The Nominating and Corporate Governance Committee shall review with the Board at least annually the qualifications of new and existing members of the Board, considering the level of independence of individual members, together with such other factors as the Board may deem appropriate, including overall skills, financial literacy and experience, to ensure the Company’s on-going compliance with the independence and other standards set by the NASD.

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Corporate Governance. The Nominating and Corporate Governance Committee shall, at the direction of the Board, consider various corporate governance policies and procedures.

Reports to the Board. The Nominating and Corporate Governance Committee shall make regular reports to the Board.

Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committee shall review and assess this charter and recommend any proposed changes to the Board for approval.

Other Duties. The Nominating and Corporate Governance Committee also shall perform such additional duties and have such additional responsibilities and functions as the Board from time to time may determine.

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ANNUAL MEETING OF SHAREHOLDERS OF

RENN FUND, INC.

June 30, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICEOFINTERNETAVAILABILITYOFPROXYMATERIAL
The Notice of Meeting, proxy statement and proxy card are available at www.rencapital.com/renn_global.php.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

10030000000000000000 3 052215

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
Russell Cleveland	☐	☐	☐
Ernest C. Hill	☐	☐	☐

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED HEREIN; where no choice is specified, it will be voted FOR Proposals 1 and 2.

NEW ADDRESS: